Exhibit 10.6.1


                    EQUALIZATION BENEFIT PLAN
               FOR PARTICIPANTS OF THE RETIREMENT
                  PROGRAM PLAN FOR EMPLOYEES OF
                    UNION CARBIDE CORPORATION
                      AND ITS PARTICIPATING
                      SUBSIDIARY COMPANIES

                As Amended Through March 27, 1985

                    EQUALIZATION BENEFIT PLAN
               FOR PARTICIPANTS OF THE RETIREMENT
                  PROGRAM PLAN FOR EMPLOYEES OF
                    UNION CARBIDE CORPORATION
                      AND ITS PARTICIPATING
                      SUBSIDIARY COMPANIES


                             General
     This is an Equalization Benefit Plan for the participants of the Retirement Program Plan for Employees of Union Carbide Corporation and Its Participating Subsidiary Companies who retire, or who have retired, under the said Retirement Program
Plan and the spouses of such participants.       This Plan is
completely separate from the Retirement Program Plan for Employees of Union Carbide Corporation and Its Participating Subsidiary Companies and is not funded or qualified for special tax treatment under the Internal Revenue Code. The purpose of this Plan is to restore retirement benefit payments to those participants, and to the spouses of such participants, who retire under the Retirement Program Plan for Employees of Union Carbide Corporation and Its Participating Subsidiary Companies, and whose retirement benefits are, or will be, reduced by the limitations imposed by Section 415 of the Internal Revenue Code, as from time to time amended.

                            ARTICLE I
                            Benefits
     Any participant in the Retirement Program Plan for Employees of Union Carbide Corporation and Its Participating Subsidiary Companies (the "Retirement Program Plan") who retires or who has retired under the Retirement Program Plan, or such participant's spouse, shall be entitled to a benefit, payable hereunder in accordance with Article II of this Plan, equal to the excess, if any, of
     (a) the amount of such participant's or surviving spouse's annual benefit under the Retirement Program Plan computed under the provisions of the Retirement Program Plan without regard to the limitations of Section 415 of the Internal Revenue Code over
     (b) the amount of such participant's or surviving spouse's annual benefit actually payable for each year under the Retirement Program Plan computed under the provisions of the Retirement Program Plan and subject to the above mentioned limitations of Section 415 of the Internal Revenue Code.
     Benefits payable under this Plan shall be payable to a participant and the participant's spouse in the same manner and subject to all the same options, conditions, privileges and restrictions as are applicable to the benefits payable to a participant or to a spouse of a participant under the Retirement Program Plan.
                           ARTICLE II
     The benefits under this Plan shall become payable when a participant retires and begins to receive payments or to a retired participant or spouse receiving payments under the Retirement Program Plan, and shall be payable in the same manner and at the same time as the participant's or spouse's benefits under the Retirement Program Plan are paid. The Corporation may amend or terminate this plan at any time, but any such amendment or termination shall not adversely affect the rights of any participant or spouse then receiving benefits, or the spouse of any participant then receiving benefits under this Plan, or the rights of any employee who is eligible to receive a Vested Retirement Benefit under the Retirement Program Plan.